UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

FOREFRONT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2007, ForeFront Holdings, Inc., ForeFront Group, Inc. (“Group”), Ryan Holdings, Inc. (“Ryan Holdings”), and Dennis and Deborah Ryan entered into an agreement (the “Ryan Amendment”) amending that certain Asset Purchase Agreement dated as of October 14, 2004 by and among Group, Ryan Holdings and Dennis and Deborah Ryan (the “Ryan Purchase Agreement”). Pursuant to the Ryan Amendment, the following transactions (collectively, the “Ryan Transactions”) were consummated: (a) Group repaid in full all amounts of principal and interest due under a long term promissory note in the original principal amount of $3.2 million entered into in connection with the Ryan Purchase Agreement, (b) we redeemed 1,100,000 shares of our common stock that were previously issued to Ryan Holdings pursuant to the Ryan Purchase Agreement, (c) Group and Ryan Holdings entered into a lease modification agreement reducing the term of an existing lease with respect to the Springfield, Tennessee leased premises used by Group in its operations, (d) Group and Ryan Holdings entered into a new lease with respect to the Springfield premises, (e) Group fully satisfied all of its remaining contingent payment obligations under the Ryan Purchase Agreement, and (f) certain other modifications to the Ryan Purchase Agreement and related documents were effectuated. In consideration of the foregoing items (b)-(f), we made an aggregate payment of $1,830,000 to Ryan Holdings.

In addition, on September 21, 2007, ForeFront Holdings, Group and Forefront Devant, Inc. (“Forefront Devant”), Devant Ltd. (“Devant”) and Devant’s principal shareholders entered into an agreement (the “Devant Amendment”) amending that certain Asset Purchase Agreement dated as of December 20, 2006 by and among ForeFront Holdings, Group, ForeFront Devant, Devant and the Devant principal shareholders (the “Devant Purchase Agreement”). Pursuant to the Devant Amendment, the following transactions (collectively, the “Devant Transactions”) were consummated: (a) we redeemed 250,000 shares of our common stock that were previously issued to Devant pursuant to the Devant Purchase Agreement, (b) outstanding promissory notes executed in connection with the Devant Purchase Agreement were cancelled and returned by Devant to ForeFront Devant and a new promissory note in the amount of $890,000 was issued by Group to the order of Devant, (c) Group agreed to make certain payments on April 30, 2009 in the aggregate amount of $210,000 to certain Devant employees, (d) a Guaranty Agreement dated December 20, 2006 made by us and Group in favor of Devant was cancelled, and (e) certain other modifications to the Devant Purchase Agreement were effectuated.

Finally, on September 21, 2007, ForeFront Holdings, Group and ForeFront Burton, Inc. (“Forefront Burton”), Burton Golf, Inc., a Florida corporation (“Burton”) and Burton’s principal shareholders entered into an agreement (the “Burton Amendment”) amending that certain Asset Purchase Agreement dated as of September 16, 2006 by and among ForeFront Holdings, Burton and the Burton principal shareholders (the “Burton Purchase Agreement”). Pursuant to the Burton Amendment, the following transactions (collectively, the “Burton Transactions”) were consummated: (a) we redeemed 250,000 shares of our common stock that were previously issued to Burton pursuant to the Burton Purchase Agreement, (b) outstanding promissory notes executed in connection with the Burton Purchase Agreement were cancelled and returned by Burton to ForeFront Burton and a new promissory note in the amount of $1,500,000 was issued by Group to the order of Burton, (c) ForeFront Burton paid to Burton all unpaid interest on an existing promissory note accrued from July 1, 2007 through the date of the Burton Amendment and (d) certain other modifications to the Burton Purchase Agreement were effectuated.

In connection with the Ryan Transactions, the Devant Transactions and the Burton Transactions, we executed a consent agreement pursuant to which we reaffirmed certain representations, covenants and agreements made to FCC, LLC (“FCC”) in connection with a Loan and Security Agreement dated October 15, 2004, as amended, and FCC consented to the entry by us, Group, Forefront Devant and Forefront Burton into the Ryan Amendment, the Devant Amendment and the Burton Amendment as well as the transactions contemplated thereby.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On September 21, 2007, in connection with the Ryan Transactions, Deborah Ryan resigned effective immediately as a member of our board of directors as well as from any and all positions held with us or any of our subsidiaries.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ForeFront Holdings, Inc.

Dated: September 27, 2007	By:	/s/ Richard M. Gozia
Richard M. Gozia
Interim Chief Executive Officer

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